UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

NATURALNANO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

763 Linden Avenue, Rochester, NY 14625
(Address of principal executive offices)

Registrant’s telephone number, including area code: (585) 267-4848

__________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

Payoff Agreement

On June 26, 2014, NaturalNano, Inc. (the “Company”) entered into a Payoff Agreement (the “Payoff Agreement”) with Platinum Long Term Growth IV, LLC (“Platinum”) and Merit Consulting LLC (collectively with Platinum, the “Holders”) pursuant to which the Holders agreed to surrender outstanding promissory notes and debentures issued by the Company to them, in the aggregate principal amount of $3,256,399, plus all accrued but unpaid interest thereon, in consideration for an aggregate payment of Three Hundred Thousand Dollars ($300,000) (the “Payoff Amount”). As further consideration for consummating the transactions contemplated by the Payoff Agreement, Platinum agreed to return its 2,587,674 shares of Series C Preferred Stock to the Company for cancellation. The Company was obligated to deliver the Payoff Amount to the Holders on or before June 27, 2014, which such obligation was satisfied by the Company.

Bridge Financing

On June 27, 2014, the Company sold its 8% convertible promissory notes (the “Notes”) to certain accredited investors (the “Investors”) due three (3) months from the date of issuance (the “Maturity Date”) for gross proceeds to the Company of $300,000. The Company used the proceeds from the sale of the Notes for its payment of the Payoff Amount discussed above.

The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.001 per share, subject to adjustment, including in the event of lower priced issuances (subject to customary exceptions). The Company may prepay any outstanding amount due under the Notes, in whole or in part, prior to the Maturity Date. The Notes are subject to certain “Events of Defaults” which could cause all amounts due and owing thereunder to become immediately due and payable. Among other things, the Company's failure to pay any accrued but unpaid interest when due, the failure to perform any obligation under the Notes or if any representation or warranty made by the Company in connection with the issuance of the Notes shall prove to have been incorrect in any material respect, shall constitute an Event of Default under the Notes.

The Company is prohibited from effecting a conversion of the Notes, to the extent that as a result of such conversion, the Investor would beneficially own more than 4.99% (subject to waiver) in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of such Note.

The Noted were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing information is a summary of each of the transaction documents involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, the Company appointed David Rector as its Chief Operating Officer and a member of its board of directors.

David Rector, 66, is the President and sole director of the Company’s wholly owned subsidiary, Bitcoin Bidder, Inc. and currently serves as the Chief Operating Officer and a director of California Gold Corp. and previously served as its President, Chief Executive Officer, Chief Financial Officer and Treasurer from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007. He previously served as a member of California Gold Corp.’s Board of Directors from June 15, 2007 through May 4, 2012.

Mr. Rector has been a director of Senesco Technologies, Inc., a publicly traded company, since February 2002 and serves as the Chairman of its Compensation Committee. Mr. Rector also serves as a director and member of the compensation and audit committee of DGSE Companies, Inc. (formerly the Dallas Gold and Silver Exchange Inc.), a publicly traded company.

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Since 1985, Mr. Rector has been the principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 28, 2014, Mr. Rector has served as the CEO, President and a director of Vaporin, Inc. (formerly known as Valor Gold Corp.). From February 2012 through December 31, 2012, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 13, 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc. From May 2004 through December 2006, Mr. Rector had served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation. Mr. Rector was chosen as a director based on his knowledge of public company management and corporate governance.

Mr. Rector does not have any family relationship with any other executive officers or directors of the Company. There are no arrangements or understandings between Mr. Rector and any other person pursuant to which Mr. Rector was appointed as an officer and director of the Company. There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Rector has, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

10.1	Form of Payoff Agreement

10.2	Form of Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: July 1, 2014	By:	/s/ James Wemett
	Name:	James Wemett
	Title:	President

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